SINGLE TENANT BUILDING LEASE

                                     BETWEEN

                       JUSTUS REALTY LIMITED PARTNERSHIP,
                        A COLORADO PARTNERSHIP (LANDLORD)

                                       AND

                    ACCELERATED BUREAU OF COLLECTIONS, INC.,
                         A COLORADO CORPORATION (TENANT)

                               DATE: JUNE 1, 1997

                                TABLE OF CONTENTS

1. AGREEMENT ...............................................................1

2. PREMISES ................................................................1

3. TERM ....................................................................1

    (a) Initial Term .......................................................1

    (b) Option to Extend ...................................................1

4. RENT ....................................................................1

    (a) Base Rent ..........................................................1

    (b) Square Footage .....................................................2

    (c) Adjustment to Base Rent ............................................2

5. TAXES ...................................................................2

    (a) Obligation for Payment .............................................2

    (b) Taxes Payable in Installments ......................................3

    (c) Taxes for Period Other Than Term ...................................3

    (d) Other Impositions ..................................................3

    (e) Right to Contest Taxes .............................................3

    (f) Estimated Payments .................................................4

    (g) Final Settlement ...................................................4

6. UTILITIES ...............................................................4

7. INSURANCE ...............................................................5

    (a) "All-Risk" Coverage ................................................5

    (b) General Liability ..................................................5

    (c) Other Matters ......................................................5

    (d) Additional Insureds ................................................6

    (e) Waiver .............................................................6

8. USE .....................................................................6

9. COMPLIANCE WITH LAWS (GENERALLY .........................................6

    (a) Tenant's Obligations ...............................................6

    (b) Tenant's Obligations with Respect to
        Environmental Laws .................................................7

    (c) Right to Contest Laws ..............................................9

10. ASSIGNMENTS AND SUBLEASES .............................................10

11. SIGNS .................................................................10

12. REPAIRS AND MAINTENANCE  ..............................................10

13. ALTERATIONS ...........................................................10

14. END OF TERM ...........................................................11

15. DAMAGE AND DESTRUCTION ................................................11

    (a) General ...........................................................11

    (b) Landlord's Inspection .............................................12

    (c) Landlord's Costs ..................................................13

    (d) No Rent Abatement .................................................13

    (e) Damage During Last Three Years ....................................13

16. CONDEMNATION ..........................................................13

    (a) Total Taking ......................................................13

    (b) Partial Taking ....................................................13

    (c) Tenant's Award ....................................................14

    (d) Allocation of an Award for a Total Taking .........................14

17. SUBORDINATION; ENCUMBRANCES ...........................................15

    (a) General ...........................................................15

    (b) Attornment ........................................................15

    (c) Encumbrances ......................................................15

18. LANDLORD'S ACCESS .....................................................16

19. INDEMNIFICATION, WAIVER AND RELEASE ...................................16

    (a) Indemnification ...................................................16

    (b) Waiver and Release ................................................17

20. COVENANT OF QUIET ENJOYMENT ...........................................17

21. LIMITATION ON TENANT'S RECOURSE .......................................17

22. DEFAULT ...............................................................18

    (a) Cure ..............................................................18

    (b) Events of Default .................................................18

    (c) Remedies ..........................................................19

23. ARBITRATION ...........................................................21

24. MISCELLANEOUS .........................................................22

    (a) Recordation .......................................................22

    (b) Holding Over ......................................................22

    (c) Estoppel Certificates .............................................22

    (d) No Waiver .........................................................23

    (e) Authority .........................................................23

    (f) Notices ...........................................................23

    (g) Attorneys' Fees ...................................................24

    (h) Waiver of Jury Trial ..............................................24

    (i) Restrictions ......................................................24

    (j) Binding Effect ....................................................24

                          SINGLE TENANT BUILDING LEASE

     THIS SINGLE TENANT BUILDING LEASE is made as of June 1, 1997, by JUSTUS REALTY LIMITED PARTNERSHIP, a Colorado partnership ("landlord"), and ACCELERATED BUREAU OF COLLECTIONS, INC., a Colorado corporation ("tenant").

                                  1. AGREEMENT

     Landlord leases the premises (as that term is defined in paragraph 2) to tenant, and tenant leases the premises from landlord, according to this lease.

                                   2. PREMISES

     The premises are the land and building commonly known as 5295 DTC Parkway, City of Englewood, County of Arapahoe, State of Colorado, and more particularly described as:

     See Exhibit A attached hereto.

The premises include the heating, ventilating, and air conditioning systems and the mechanical, electrical, and plumbing systems serving the premises, and the use of 60 parking spaces located in front of and behind the building.

                                     3. TERM

     (a) Initial Term. The term of this lease will be five years, beginning on June 1, 1997, and expiring on May 31, 2002.

     (b) Option to Extend. Tenant may extend the term until the fifth anniversary of the expiration date by written notice of its election to do so given to landlord at least one year prior to the expiration date. The terms and conditions of the lease applicable at the expiration date will govern the extended term; except that, tenant will have no further right to extend the term and the base rent during the extended term will be an amount to be agreed upon in writing by landlord and tenant in writing prior to the expiration date. Tenant will not have any rights under this paragraph 3(b) if (1) an event of default exists on the expiration date or on the date on which the tenant gives its notice, or (2) tenant exercises its rights less than one year before the expiration date.

                                     4. RENT

     (a) Base Rent. Tenant will pay landlord $20.00 annually per square foot of space in the rented premises (the "base rent") in equal consecutive monthly installments on or before the first day of each month during the term of this lease. The base rent will be paid in advance at the address specified for landlord in paragraph 25(f) or such other place as landlord designates, without prior demand and without any abatement, deduction or setoff. If the commencement date occurs on a day other than the first day of a calendar month, or if the expiration date occurs on a day other than the last day of a calendar month, then the base rent for the fractional month will be prorated on a daily basis.

     (b) Square Footage. Tenant and landlord agree that for the purposes of this lease, the premises contain 16,728 square feet.

     (c) Adjustment to Base Rent. On June 1 of each year during the term hereof, the base rent for the following year shall be adjusted to reflect increases or decreases in the Consumer Price Index during the period from June 1 through May 31 immediately preceding the adjustment month each year, as follows: the base rent for the final month of the preceding year shall be multiplied by a number which is reached by dividing the Consumer Price Index for Denver/Boulder, Colorado -- All Items, as published by the Bureau of Labor Statistics, U.S. Department of Labor (the "CPI") figure for said final month by the CPI figure for the initial month of this lease term, which is expressed formulaically as: base rent x last month's CPI/initial month's CPI. If the official monthly CPI is not available for use as a cost-of-living index for the months provided to be used as a basis for such formula, it is agreed that the CPI as issued and published for the earliest preceding months should be used in determining such formula. If, at any time during the term hereof, the U.S. Bureau of Labor Statistics shall discontinue the issuance of the Bureau of Labor Statistics Consumer Price Index, the parties shall use any other standard, nationally recognized cost-of-living index then issued and available, which is published by the U.S. government.

                                    5. TAXES

     (a) Obligation for Payment. Tenant will pay all taxes (collectively the "tax"), including without limitation real estate and personal property taxes and assessments assessed, levied, confirmed, or imposed during the term of this lease, whether or not now customary or within the contemplation of landlord and tenant:

          (1) upon, measured by, or reasonably attributable to the cost or value of tenant's equipment, furniture, fixtures, and other personal property located in the premises, or by the cost or value of any leasehold improvements made in or to the premises by or for tenant, regardless of whether title to the improvements is in tenant or landlord;

          (2) upon or measured by the base rent, including without limitation any gross receipts tax or excise tax levied by the federal government or any other governmental body with respect to the receipt of base rent;

          (3) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by tenant of the premises or any portion of the premises;

          (4) upon this transaction or any document to which tenant is a party creating or transferring an interest or an estate in the premises;

          (5) upon the premises and all personal property, furniture, fixtures, and equipment, and all replacements, improvements, or additions to them, whether owned by landlord or tenant; and

          (6) based in whole or in part on a base rent, whether made in addition to or in substitution for any other tax.

     (b) Taxes Payable in Installments. Unless landlord has exercised its rights under paragraph 5(f) and if, by law, any tax may at the option of the taxpayer be paid in installments (whether or not interest accrues on the unpaid balance of the tax), tenant may exercise the option to pay the tax (and any accrued interest on the unpaid balance of the tax) in installments; in that event, tenant will pay the installments that become due during the term of this lease as they become due and before any fine, penalty, further interest, or cost may be added to them.

     (c) Taxes for Period Other Than Term. Any tax, including taxes that have been converted into installment payments, relating to a fiscal period of the taxing authority, a part of which period is included within the term and a part of which is included in a period of time prior to the commencement or after the end of the term, whether or not such tax or installments are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the premises, or become payable, during the term, will be adjusted between landlord and tenant as of the commencement or end of the term, so that tenant will pay that portion of the tax or installment which the part of the fiscal period included in the term bears to the fiscal period, and landlord will pay the remainder.

     (d) Other Impositions. Tenant will not be obligated to pay local, state, or federal net income taxes assessed against landlord; local, state, or federal capital levy of landlord; or sales, excise, franchise, gift, estate, succession, inheritance, or transfer taxes of landlord.

     (e) Right to Contest Taxes. Tenant will have the right to contest the amount or validity, in whole or in part, of any tax by appropriate proceedings diligently conducted in good faith, only after paying the tax or posting such security as landlord may reasonably require in order to protect the premises against loss or forfeiture. Upon the termination of those proceedings, tenant will pay the amount of the tax or part of the tax as finally determined, the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of landlord. In that event, landlord will join in the proceedings or permit them to be brought in its name; however, landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and tenant will indemnify landlord against and save landlord harmless from any of those costs and expenses.

     (f) Estimated Payments. If any lender requires landlord to do so, then, in each December during the term or as soon after December as practicable, landlord will give tenant written notice of its estimate of amounts payable under paragraph 5 for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, tenant will pay to landlord one-twelfth (1/12th) of the estimated amounts; however, if notice is not given in December, tenant will continue to pay on the basis of the prior year's estimate until the month after notice is given. If at any time or times it appears to landlord that the amounts payable under paragraph 5 for the current calendar year will vary from its estimate by more than ten percent (10%), landlord will, by written notice to tenant, revise its estimate for the year, and subsequent payments by tenant for such year will be based upon the revised estimate.

     (g) Final Settlement. Within ninety (90) days after the close of each calendar year or as soon after the ninety-day period as practicable, landlord will deliver to tenant a statement of amounts payable under paragraph 5 for the calendar year, prepared by certified public accountants designated by landlord or prepared by landlord and certified by one of its officers. The certified statement will be final and binding upon landlord and tenant. If the statement shows an amount owing by tenant that is less than the estimated payments previously made by tenant for the calendar year, the statement will be accompanied by a refund of the excess by landlord to tenant. If the statement shows an amount owing by tenant that is more than the estimated payments previously made by tenant for the calendar year, tenant will pay the deficiency to landlord within thirty (30) days after the delivery of the statement.

                                  6. UTILITIES

     Tenant will pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by tenant on the premises during the term, whether or not the services are billed directly to tenant. Tenant will also procure, or cause to be procured, without cost to landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the premises. Landlord, upon request of tenant, and at the sole expense and liability of tenant, will join with tenant in any application required for obtaining or continuing any of the services.

                                  7. INSURANCE

     (a) "All-Risk" Coverage. Tenant will, at its sole expense, obtain and keep in force, during the term of this lease, "all-risk" coverage insurance (including earthquake and flood insurance) naming landlord and tenant as their interests may appear and other parties that landlord or tenant may designate as additional insureds in the customary form in the City of Englewood for buildings and improvements of similar character, on all buildings and improvements now or after this date located on the premises. The amount of the insurance will be designated by landlord no more frequently than once every twelve (12) months, will be set forth on an "agreed amount endorsement" to the policy of insurance, will not be less than the agreed replacement value of the buildings and improvements, and will be subject to arbitration pursuant to paragraph 2.4 if landlord and tenant do not agree with regard to such value. Landlord and tenant have already agreed by separate document as to the replacement value of the existing building on the premises which shall apply from June 1, 1997 until May 31, 1998.

     (b) General Liability. Tenant will, at its sole expense, obtain and keep in force during the term of this lease commercial general liability insurance with a combined single limit of not less than one million dollars ($1,000,000) for injury to or death of any one person, and three million dollars ($3,000,000) for injury to or death of any number of persons in one occurrence and in the aggregate, and for damage to property, insuring against any and all liability of landlord and tenant, including without limitation coverage for contractual liability, broad form property damage, host liquor liability, and non-owned automobile liability, with respect to the premises or arising out of the maintenance, use, or occupancy of the premises. The insurance will insure the performance by tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in paragraph 19. The insurance will be noncontributing with any insurance that may be carried by landlord and will contain a provision that landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to landlord, its agents, and employees, or the property of such persons. The limits and coverage of all the insurance will be adjusted by agreement of landlord and tenant during every third lease year during the term of this lease in conformity with the then prevailing custom of insuring liability in the City of Englewood, and any disagreement regarding the adjustment will be submitted to arbitration in the manner provided in paragraph 24.

     (c) Other Matters. All insurance required in this paragraph and all renewals of it will be issued by companies authorized to transact business in the State of Colorado, and rated at least A+ Class X by Best's Insurance Reports (property liability) or approved by landlord. All insurance policies will be subject to approval by landlord and any lender as to form and substance; will expressly provide that the policies will not be canceled or altered without thirty (30) days' prior written notice to landlord and any lender, in the case of "all-risk" coverage insurance, and to landlord, in the case of general liability insurance; and will, to the extent obtainable, provide that no act or omission of tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies.

     (d) Additional Insureds. All policies of liability insurance that tenant is obligated to maintain according to this lease (other than any policy of workmen's compensation insurance) will name landlord and such other persons or firms as landlord specifies from time to time as additional insureds. Original or copies of original policies (together with copies of the endorsements naming landlord, and any others specified by landlord, as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to landlord prior to tenant's occupancy of the premises and from time to time at least thirty (30) days prior to the expiration of the term of each policy. All public liability, property damage liability, and casualty policies maintained by tenant will be written as primary policies, not contributing with and not in excess of coverage that landlord may carry. No insurance required to be maintained by tenant by this paragraph will be subject to any deductible without landlord's prior written consent.

     (e) Waiver. Landlord and tenant waive all rights to recover against each other or against any other tenant or occupant of the building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each of theirs or of any other tenant or occupant of the building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this paragraph 7 or any other insurance actually carried by each of them. Landlord and tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the building or the premises or the contents of either of them. Tenant will cause all other occupants of the premises claiming by, under, or through tenant to execute and deliver to landlord a waiver of claims similar to the waiver in this paragraph and to obtain such waiver of subrogation rights endorsements.

                                     8. USE

     The premises will be used only for offices.

                       9. COMPLIANCE WITH LAWS (GENERALLY)

     (a) Tenant's Obligations. Tenant will not use or occupy, or permit any portion of the premises to be used or occupied:

          (1) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement;

          (2) for any disreputable business or purpose; or

          (3) in any manner or for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend, void, or increase the rate of fire or liability or any other insurance of any kind at any time carried by landlord upon all or any part of the building in which the premises are located or its contents.

Tenant will comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the building in which the premises are located.

     (b) Tenant's Obligations with Respect to Environmental Laws.

          (1) Tenant and the premises will remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in subparagraph (7), all as amended and modified from time to time (collectively, "environmental laws"). All governmental permits relating to the use or operation of the premises required by applicable environmental laws are and will remain in effect, and tenant will comply with them.

          (2) Tenant will not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of "hazardous material," as that term is defined in subparagraph (7), on, in, under, or from the premises. Tenant will promptly notify landlord, in writing, if tenant has or acquires notice or knowledge that any hazardous material has been or is threatened to be released, discharged, disposed of, transported, or stored on, in, under, or from the premises; and if any hazardous material is found on the premises, tenant, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the complete satisfaction of landlord and the appropriate governmental authorities.

          (3) Tenant will immediately notify landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the premises or compliance with environmental laws. Tenant will promptly cure and have dismissed with prejudice any of those actions and proceedings to the satisfaction of landlord. Tenant will keep the premises free of any lien imposed pursuant to any environmental laws.

          (4) Landlord will have the right at all reasonable times and from time to time to conduct environmental audits of the premises, and tenant will cooperate in the conduct of those audits. The audits will be conducted by a consultant of landlord's choosing, and if any hazardous material is detected or if a violation of any of the warranties, representations, or covenants contained in this paragraph is discovered, the fees and expenses of such consultant will be borne by tenant and will be paid as additional rent under this lease on demand by landlord.

          (5) If tenant fails to comply with any of the foregoing warranties, representations, and covenants, landlord may cause the removal (or other cleanup acceptable to landlord) of any hazardous material from the premises. The costs of hazardous material removal and any other cleanup (including transportation and storage costs) will be additional rent under this lease, whether or not a court has ordered the cleanup, and those costs will become due and payable on demand by landlord. Tenant will give landlord, its agents, and employees access to the premises to remove or otherwise clean up any hazardous material. Landlord, however, has no affirmative obligation to remove or otherwise clean up any hazardous material, and this lease will not be construed as creating any such obligation.

          (6) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to landlord and at tenant's sole cost), and hold landlord and landlord's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against landlord or any of them in connection with or arising from or out of:

          (A) any hazardous material on, in, under, or affecting all or any portion of the premises;

          (B) any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this paragraph;

          (C) any violation or claim of violation by tenant of any environmental law; or

          (D) the imposition of any lien for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material.

This indemnification is the personal obligation of tenant and will survive termination of this lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against landlord under CERCLA, as that term is defined in subparagraph (7), or any state equivalent or any similar law now existing or enacted after this date. To the extent that landlord is strictly liable under any such law, regulation, ordinance, or requirement, tenant's obligation to landlord under this indemnity will also be without regard to fault on the part of tenant with respect to the violation or condition that results in liability to landlord.

          (7) For purposes of this lease, "hazardous material" means:

          (A) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. ss. 9601, et seq., or the Hazardous Materials
Transportation Act, 49 U.S.C. ss. 1802, both as amended to this date and as amended after this date;

          (B) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C.ss. 6902, et seq., as amended to this date and as amended after this date;

          (C) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date;

          (D) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

          (E) any radioactive material, including any source, special nuclear, or byproduct material as defined at 42 U.S.C.ss. 2011, et seq., as amended to this date or as amended after this date;

          (F) asbestos in any form or condition; and

          (G) polychlorinated biphenyls (PCB's) or substances or compounds containing PCB'S.

     (c) Right to Contest Laws. Tenant will have the right to contest by appropriate proceedings diligently conducted in good faith in the name of tenant, or, with the prior consent of the landlord, in the name of landlord, or both, without cost or expense to landlord, the validity or application of any law, ordinance, order, rule, regulation, or legal requirement of any nature. If compliance with any law, ordinance, order, rule, regulation, or requirement may legally be delayed pending the prosecution of any proceeding, without incurring any lien, charge, or liability of any kind against the premises, or tenant's interest in the premises, and without subjecting tenant or landlord to any liability, civil or criminal, for failure so to comply, tenant may delay compliance until the final determination of the proceeding. Even if a lien, charge, or liability may be incurred by reason of delay, tenant may contest and delay, so long as (1) the contest or delay does not subject landlord to criminal liability and (2) tenant furnishes to landlord security, reasonably satisfactory to landlord, against any loss or injury by reason of any contest or delay. Landlord will not be required to join any proceedings referred to in this paragraph unless the provision of any applicable law, rule, or regulation at the time in effect requires that the proceedings be brought by or in the name of landlord, or both. In that event landlord will join the proceedings or permit them to be brought in its name if tenant pays all related expenses.

                          10. ASSIGNMENTS AND SUBLEASES

     Tenant may assign or sublease all or part of the premises with landlord's prior written consent, which landlord agrees will not be unreasonably withheld or delayed.

                                    11. SIGNS

     Tenant may install signs on the premises in accordance with federal, state, and local statutes, laws, ordinances, and codes.

                           12. REPAIRS AND MAINTENANCE

     Tenant accepts the premises as is. Tenant will, at its sole cost and expense, maintain the premises and make repairs, restorations, and replacements to the premises, including without limitation the heating, ventilating, air conditioning, mechanical, electrical, elevator, and plumbing systems, structural roof, walls, and foundations, and the fixtures and appurtenances to the premises as and when needed to preserve them in good working order and condition and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital, or the fault or not the fault of tenant, its agents, employees, invitees, visitors, or contractors. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. If tenant fails to make repairs, restorations, or replacements, landlord may make them at the expense of tenant and the expense will be collectible as additional rent to be paid by tenant within fifteen (15) days after delivery of a statement for the expense.

                                 13. ALTERATIONS

     Tenant will not make any alterations, additions, or improvements to the premises without landlord's prior written consent; however, landlord's prior written consent will not be necessary for any alteration, addition, or improvement which:

     (a) costs less than two thousand dollars ($2,000) including labor and materials;

     (b) does not change the general character of the premises, or reduce the fair market value of the premises below its fair market value prior to the alteration, addition, or improvement;

     (c) is made with due diligence, in a good and workmanlike manner, and in compliance with the laws, ordinances, orders, rules, regulations, certificates of occupancy, or other governmental requirements described in paragraph 9;

     (d) is promptly and fully paid for by tenant; and

     (e) is made under the supervision of an architect or engineer reasonably satisfactory to landlord and in accordance with plans and specifications and cost estimates approved by landlord.

Landlord may designate a supervising architect to assure compliance with the provisions of this paragraph, and if it does, tenant will pay the supervising architect's charges. Subject to tenant's rights in paragraph 14, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the premises by tenant, will immediately become landlord's property and at the end of the term of this lease will remain on the premises without compensation to tenant. By notice given to tenant no less than ninety (90) days prior to the end of this lease, landlord may require that any alterations, additions, fixtures, and improvements made in or upon the premises be removed by tenant. In that event, tenant will remove the alterations, additions, fixtures, and improvements at tenant's sole cost and will restore the premises to the condition in which they were before the alterations, additions, improvements, and additions were made, reasonable wear and tear excepted.

                                 14. END OF TERM

     At the end of this lease, tenant will surrender the premises in good order and condition, ordinary wear and tear excepted. Tenant will not remove any trade fixtures or equipment without landlord's prior written consent. Whether or not tenant is then in default, tenant will remove alterations, additions, improvements, trade fixtures, equipment, and furniture that landlord has requested be removed in accordance with paragraph 13. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed will conclusively be deemed to have been abandoned by tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by landlord without notice to tenant or to any other person and without obligation to account for them. Tenant will pay landlord all expenses incurred in connection with landlord's disposition of such property, including without limitation the cost of repairing any damage to the building or premises caused by removal of the property. Tenant's obligation to observe and perform this covenant will survive the end of this lease.

                           15. DAMAGE AND DESTRUCTION

     (a) General. if the premises are damaged or destroyed by reason of fire or any other cause, tenant will immediately notify landlord and will promptly repair or rebuild the building at tenant's expense, so as to make the building at least equal in value to the building existing immediately prior to the occurrence and as nearly similar to it in character as is practicable and reasonable. Landlord will apply and make available to pay to tenant the net proceeds of any fire or other casualty insurance paid to landlord, after deduction of any costs of collection, including attorneys' fees, for repairing or rebuilding as the same progresses. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by landlord. Landlord will contribute, out of the insurance proceeds, towards each payment to be made by or on behalf of tenant for the repairing or rebuilding of the building, under a schedule of payments to be made by tenant and not unreasonably objected to by landlord, an amount in the proportion to the payment by tenant as the total net amount received by landlord from insurers bears to the total estimated cost of the rebuilding or repairing. Landlord, however, may withhold from each amount so to be paid by landlord fifteen percent (15%) of the amount until the work of repairing or rebuilding is completed and proof has been furnished to landlord that no lien or liability has attached or will attach to the premises or to landlord in connection with the repairing or rebuilding. Upon the completion of rebuilding and the furnishing of that proof, the balance of the net proceeds of the insurance will be paid to tenant. If the proceeds of insurance are paid to the holder of any mortgage on landlord's interest in the premises, landlord will make available net proceeds of the insurance in accordance with the provisions of this paragraph. Before beginning repairs or rebuilding, or letting any contracts in connection with repairs or rebuilding, tenant will submit for landlord's approval, which approval landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for the repairs or rebuilding. Promptly after receiving landlord's approval of those plans and specifications, tenant will begin the repairs or rebuilding and will prosecute the repairs or rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond tenant's reasonable control. Tenant will obtain and deliver to landlord a temporary or final certificate of occupancy before the premises are reoccupied for any purpose. The repairs or rebuilding will be completed free and clear of mechanics' or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body, and of any liability insurance company insuring landlord against liability for accidents related to the premises. Any remaining proceeds of insurance after the restoration will be tenant's property.

     (b) Landlord's Inspection. During the progress of repairs or rebuilding, landlord and its architects and engineers may from time to time inspect the building and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to the repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and landlord and its architects and engineers may examine them at all reasonable times. If, during repairs or rebuilding, landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, landlord will give prompt notice in writing to tenant, specifying in detail the particular deficiency, omission, or other respect in which landlord claims the repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of that notice, tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance according to paragraph 7 will be applicable to any repairs or building under this paragraph.

     (c) Landlord's Costs. The charges of any architect or engineer of landlord employed to pass upon any plans and specifications and to supervise and approve any construction, or for any services rendered by the architect or engineer to landlord as contemplated by any of the provisions of this lease, will be paid by tenant as a cost of the repair or rebuilding. The fees of such architect or engineer will be those customarily paid for comparable services.

     (d) No Rent Abatement. Base rent and additional rent will not abate pending the repairs or rebuilding except to the extent to which landlord receives a net sum as proceeds of any rent insurance.

     (e) Damage During Last Three Years. If at any time during the last three years of the term (as extended according to paragraph 3) the building is so damaged by fire or otherwise that the cost of restoration exceeds fifty percent (50%) of the replacement value of the building (exclusive of foundations) immediately prior to the damage, either landlord or tenant may, within thirty
(30) days after such damage, give notice of its election to terminate this lease and, subject to the further provisions of this paragraph, this lease will cease on the tenth (10th) day after the delivery of that notice. Base rent will be apportioned and paid to the time of termination. If this lease is so terminated, tenant will have no obligation to repair or rebuild, and the entire insurance proceeds will belong to landlord.

                                16. CONDEMNATION

     (a) Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (in either case a "taking"), all of the premises are taken, or if so much of the premises are taken that the premises (even if the restorations described in paragraph 16(b) were to be made) cannot be used by tenant for the purposes for which they were used immediately before the taking, this lease will end on the earlier of the vesting of title to the premises in the condemning authority or the taking of possession of the premises by the condemning authority (in either case the "ending date"). If this lease ends according to this paragraph 16(a), prepaid rent will be appropriately prorated to the ending date. The award in a taking subject to this paragraph 16(a) will be allocated according to paragraph 16(d).

     (b) Partial Taking. If, after a taking, so much of the premises remains that the premises can be used for substantially the same purposes for which they were used immediately before the taking:

          (1) this lease will end on the ending date as to the part of the premises which is taken;

          (2) prepaid rent will be appropriately allocated to the part of the premises which is taken and prorated to the ending date;

          (3) beginning on the day after the ending date, rent for so much of the premises as remains will be reduced in the proportion of the floor area of the building remaining after the taking to the floor area of the building before the taking;

          (4) at its cost, tenant will restore so much of the premises as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the taking, using good workmanship and new first class materials, all according to paragraph 13;

          (5) upon the completion of restoration according to clause (6), landlord will pay tenant the lesser of the net award made to landlord on account of the taking (after deducting from the total award attorneys', appraisers', and other costs incurred in connection with obtaining the award, and amounts paid to the holders of mortgages affecting the premises), or tenant's actual out-of-pocket cost of restoring the premises; and

          (6) landlord will keep the balance of the net award.

     (c) Tenant's Award. In connection with any taking subject to paragraph 16(a) or 16(b), tenant may prosecute its own claim by separate proceedings against the condemning authority for damages legally due to it (such as the loss of fixtures which tenant was entitled to remove and moving expenses) only so long as tenant's award does not diminish or otherwise adversely affect landlord's award.

     (d) Allocation of an Award for a Total Taking. If this lease ends according to paragraph 16(a), the condemnation award will be paid in the order in this paragraph 16(d) to the extent it is sufficient:

          (1) First, landlord will be reimbursed for its attorneys' fees, appraisal fees, and other costs incurred in prosecuting the claim for the award.

          (2) Second, any lender whose loan is secured by the premises will be paid the principal balance of its loan, plus accrued and unpaid interest, and any other charges due on payment.

          (3) Third, landlord will be paid the value at the time of the award of lost rent and the reversion to the extent they exceed the amount paid to landlord's lender.

          (4) Fourth, tenant will be paid its adjusted book value as of the date of the taking of its improvements (excluding trade fixtures) made to the premises. In computing its adjusted book value, improvements will be conclusively presumed to have been depreciated or amortized for federal income tax purposes over their useful lives with a reasonable salvage value.

          (5) Fifth, the balance will be divided equally between landlord and tenant.

                         17. SUBORDINATION; ENCUMBRANCES

     (a) General. This lease and tenant's rights under this lease are subject and subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the premises, any interest of landlord in the premises, or landlord's interest in this lease and the estate created by this lease (except to the extent that any such instrument expressly provides that this lease is superior to it). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, tenant will execute, acknowledge and deliver to landlord, at any time and from time to time, upon demand by landlord, any documents as may be requested by landlord, any ground landlord or underlying lessor, or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect the subordination. If tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, landlord, its successors, and assigns will be entitled to execute, acknowledge, and deliver the document on behalf of tenant as tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints landlord, its successors, and assigns, as tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of tenant any documents described in this paragraph.

     (b) Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in subparagraph (a) succeeds to landlord's interest in the premises, tenant will pay to it all rents subsequently payable under this lease. Tenant will, upon request of anyone so succeeding to the interest of landlord, automatically become the tenant of, and attorn to, the successor in interest without change in this lease. The successor in interest will not be bound by (1) any payment of rent for more than one month in advance,
(2) any amendment or modification of this lease made without its written consent, (3) any claim against landlord arising prior to the date on which the successor succeeded to landlord's interest, or (4) any claim or offset of rent against the landlord. Upon request by the successor in interest and without cost to landlord or the successor in interest, tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. The instrument of attornment will also provide that the successor in interest will not disturb tenant in its use of the premises in accordance with this lease. If tenant fails or refuses to execute, acknowledge, and deliver the instrument within twenty
(20) days after written demand, the successor in interest will be entitled to execute, acknowledge, and deliver the document on behalf of tenant as tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints the successor in interest as tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of tenant any document described in this paragraph.

     (c) Encumbrances. Tenant may not mortgage, pledge, or otherwise encumber this lease or the premises.

                              18. LANDLORD'S ACCESS

     Landlord, its agents, employees, and contractors may enter the premises at any time in response to an emergency, and at reasonable hours to (a) inspect the premises, (b) exhibit the premises to prospective purchasers, lenders, or tenants, (c) determine whether tenant is complying with its obligations in this lease, (d) supply any other service which this lease requires landlord to provide, (e) post notices of nonresponsibility or similar notices, or (f) make repairs which this lease requires landlord to make; however, all work will be done as promptly as reasonably possible and so as to cause as little interference to tenant as reasonably possible. Tenant waives any claim on account of any injury or inconvenience to tenant's business, interference with tenant's business, loss of occupancy or quiet enjoyment of the premises, or any other loss occasioned by the entry. Landlord will at all times have a key with which to unlock all of the doors in the premises (excluding tenant's vaults, safes, and similar areas designed in writing by tenant in advance). Landlord will have the right to use any means landlord may deem proper to open doors in the premises and to the premises in an emergency in order to enter the premises. No entry to the premises by landlord by any means will be a forcible or unlawful entry into the premises or a detainer of the premises or an eviction, actual or constructive, of tenant from the premises, or any part of the premises, nor will any entry entitle tenant to damages or an abatement of rent or other charges which this lease requires tenant to pay.

                     19. INDEMNIFICATION, WAIVER AND RELEASE

     (a) Indemnification. Tenant will indemnify landlord, its agents, and employees against, and hold landlord, its agents, and employees harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys' fees and court costs) incurred in connection with or arising from:

          (1) the use or occupancy of the premises by tenant or any person claiming under tenant;

          (2) any activity, work, or thing done or permitted or suffered by tenant in or about the premises;

          (3) any acts, omissions, or negligence of tenant, any person claiming under tenant, or the employees, agents, contractors, invitees, or visitors of tenant or any person;

          (4) any breach, violation, or nonperformance by tenant, any person claiming under tenant, or the employees, agents, contractors, invitees, or visitors of tenant, or any person of any term, covenant, or provision of this lease or any law, ordinance, or governmental requirement of any kind; or

          (5) except for loss of use of all or any portion of the premises or tenant's property located within the premises that is proximately caused by or results proximately from the negligence of landlord, any injury or damage to the person, property, or business of tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the premises under the express or implied invitation of tenant.

If any action or proceeding is brought against landlord, its employees, or agents by reason of any claim, tenant, upon notice from landlord, will defend the claim at tenant's expense with counsel reasonably satisfactory to landlord.

     (b) Waiver and Release. Tenant waives and releases all claims against landlord, its employees, and agents with respect to all matters for which landlord has disclaimed liability pursuant to the provisions of this lease. In addition, tenant agrees that landlord, its agents, and employees will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including water from the elevator system), rain or snow from the premises or into the premises or from the roof, street, subsurface, or from any other place, or by dampness, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the building; or from construction, repair, or alteration of the premises or from any acts or omissions of any visitor of the premises; or from any cause beyond landlord's control.

                         20. COVENANT OF QUIET ENJOYMENT

     So long as tenant pays the rent and performs all of its obligations in this lease, tenant's possession of the premises will not be disturbed by landlord, or anyone claiming by, through or under landlord, or by the holders of the mortgages described in paragraph 17.

                       21. LIMITATION ON TENANT'S RECOURSE

     Tenant's sole recourse against landlord, and any successor to the interest of landlord in the premises, is to the interest of landlord, and any successor, in the premises. Tenant will not have any right to satisfy any judgment which it may have against landlord, or any successor, from any other assets of landlord, or any successor.

     In this paragraph the terms "landlord" and "successor" include the shareholders, venturers, and partners of landlord and successor and the officers, directors, and employees of landlord and successor. The provisions of this paragraph are not intended to limit tenant's right to seek injunctive relief or specific performance, or tenant's right to claim the proceeds of insurance (if any) specifically maintained by landlord for tenant's benefit.

                                   22. DEFAULT

     (a) Cure. If tenant fails to pay when due amounts payable under this lease or to perform any of its other obligations under this lease within the time permitted for its performance, then landlord, after ten (10) days' written notice to tenant (or, in case of any emergency, upon notice or without notice as may be reasonable under the circumstances) and without waiving any of its rights under this lease, may (but will not be required to) pay the amount or perform the obligation.

     All amounts so paid by landlord and all costs and expenses incurred by landlord in connection with the performance of any obligations (together with interest at the prime rate from the date of landlord's payment of the amount or incurring of each cost or expense until the date of full repayment by tenant) will be payable by tenant to landlord on demand. In the proof of any damages that landlord may claim against tenant arising out of tenant's failure to maintain insurance, landlord will not be limited to the amount of the unpaid insurance premium but will also be entitled to recover as damages for the breach the amount of any uninsured loss (to the extent of any deficiency in the insurance required by the provisions of this lease), damages, costs and expenses of suit, including attorneys' fees, arising out of damage to, or destruction of, the premises occurring during any period for which tenant has failed to provide the insurance.

     (b) Events of Default. The following occurrences are "events of default":

          (1) Tenant defaults in the due and punctual payment of rent, and the default continues for five (5) days after notice from landlord; however, tenant will not be entitled to more than one (1) notice for default in payment of rent during any twelve-month period, and if, within twelve (12) months after any notice, any rent is not paid when due, an event of default will have occurred without further notice;

          (2) Tenant vacates or abandons the premises;

          (3) This lease or the premises or any part of the premises is taken upon execution or by other process of law directed against tenant, or is taken upon or subjected to any attachments by any creditor of tenant or claimant against tenant, and the attachment is not discharged within fifteen (15) days after its levy;

          (4) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

          (5) Involuntary proceedings under any bankruptcy laws or insolvency act or for the dissolution of tenant are instituted against tenant, or a receiver or trustee is appointed for all or substantially all of tenant's property, and the proceeding is not dismissed or the receivership or trusteeship is not vacated within sixty (60) days after institution or appointment;

          (6)  Tenant  fails  to  take   possession   of  the  premises  on  the
commencement date of the term; or

          (7) Tenant breaches any of the other agreements, terms, covenants, or conditions that this lease requires tenant to perform, and the breach continues for a period of thirty (30) days after notice by landlord to tenant.

     (c) Remedies. If any one or more events of default set forth in paragraph 23(b) occurs, then landlord may, at its election, either:

          (1) give tenant written notice of its intention to terminate this lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, tenant's right to possession of the premises will cease and the lease will be terminated, except as to tenant's liability set forth in this paragraph 23(c)(1), as if the date fixed in the notice were the end of the term of this lease. If this lease is terminated pursuant to the provisions of this subparagraph (1), tenant will remain liable to landlord for damages in an amount equal to the rent and other sums that would have been owing by tenant under this lease for the balance of the term if this lease had not been terminated, less the net proceeds, if any, of any reletting of the premises by landlord subsequent to the termination, after deducting all landlord's expenses in connection with reletting, including without limitation the expenses set forth in paragraph 23(c)(2). Landlord will be entitled to collect damages from tenant monthly on the days on which the rent and other amounts would have been payable under this lease if this lease had not been terminated, and landlord will be entitled to receive damages from tenant on each day. Alternatively, at the option of landlord, if this lease is terminated, landlord will be entitled to recover from tenant:

          (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination;

          (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rent loss that tenant proves could reasonably have been avoided;

          (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term of this lease after the time of award exceeds the amount of rent loss that tenant proves could reasonably be avoided; and

          (D) any other amount necessary to compensate landlord for all the detriment proximately caused by tenant's failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result from the failure.

The "worth at the time of award" of the amount  referred  to in clauses  (A) and
(B) is computed by allowing interest at the highest rate permitted by law. The "worth at the time of award" of the amount referred to in clause (C) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of [name] at the time of award.

                                       or

          (2) without demand or notice, re-enter and take possession of the premises or any part of the premises; repossess the premises as of the landlord's former estate; expel the tenant from the premises and those claiming through or under tenant; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. If landlord elects to re-enter as provided in this paragraph 23(c)(2), or if landlord takes possession of the premises pursuant to legal proceedings or pursuant to any notice provided by law, landlord may, from time to time, without terminating this lease, relet the premises or any part of the premises, either alone or in conjunction with other portions of the building of which the premises are a part, in landlord's or tenant's name but for the account of tenant, for the term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the premises) as landlord, in its uncontrolled discretion, may determine. Landlord may collect and receive the rents for the premises. Landlord will not be responsible or liable for any failure to relet the premises, or any part of the premises, or for any failure to collect any rent due upon the reletting. No re-entry or taking possession of the premises by landlord will be construed as an election on landlord's part to terminate this lease unless a written notice of the intention is given to tenant. No notice from landlord under this lease or under a forcible entry and detainer statute or similar law will constitute an election by landlord to terminate this lease unless the notice specifically says so. Landlord reserves the right following any reentry or reletting, or both, to exercise its right to terminate this lease by giving tenant written notice, and in that event the lease will terminate as specified in the notice. If landlord elects to take possession of the premises according to this paragraph 23(c)(2) without terminating the lease, tenant will pay landlord the rent and other sums which would be payable under this lease if the repossession had not occurred, less the net proceeds, if any, of any reletting of the premises after deducting all of landlord's expenses incurred in connection with the reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs, and expenses of preparation for the reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered by the reletting include areas that are not part of the premises, a fair apportionment of the rent received from the reletting and the expenses incurred in connection with the reletting will be made in determining the net proceeds received from reletting. In addition, in determining the net proceeds from reletting, any rent concessions will be apportioned over the term of the new lease. Tenant will pay the amounts to landlord monthly on the days on which the rent and all other amounts owing under this lease would have been payable if possession had not been retaken, and landlord will be entitled to receive the rent and other amounts from tenant on each day.

                                 23. ARBITRATION

     These procedures will govern any arbitration according to this lease:

     (a) Arbitration will be commenced by a written demand made by landlord or tenant upon the other. The written demand will contain a statement of the question to be arbitrated and the name and address of the arbitrator appointed by the demandant. Within ten (10) days after its receipt of the written demand, the other will give the demandant written notice of the name and address of its arbitrator. Within ten (10) days after the date of the appointment of the second arbitrator, the two arbitrators will meet. If the two arbitrators are unable to resolve the question in dispute within ten (10) days after their first meeting, they will select a third arbitrator. The third arbitrator will be designated as chairman and will immediately give landlord and tenant written notice of its appointment. The three arbitrators will meet within ten (10) days after the appointment of the third arbitrator. If they are unable to resolve the question in dispute within ten (10) days after their first meeting, the third arbitrator will select a time, date, and place for a hearing and will give landlord and tenant thirty (30) days' prior written notice of it. The date for the hearing will not be more than sixty (60) days after the date of appointment of the third arbitrator. The first two arbitrators may be partial. The third arbitrator must be neutral.

     (b) At the hearing, landlord and tenant will each be allowed to present testimony and tangible evidence and to cross-examine each other's witnesses. The arbitrators may make additional rules for the conduct of the hearing or the preparation for it. The arbitrators will render their written decision to landlord and tenant not more than thirty (30) days after the last day of the hearing.

     (c) If the one of whom arbitration is demanded fails to appoint its arbitrator within the time specified, or if the two arbitrators appointed are unable to agree on an appointment of the third arbitrator within the time specified, either landlord or tenant may petition a justice of the Court of the State of Colorado to appoint a third arbitrator. The petitioner will give the other five (5) days' written notice before filing its petition.

     (d) The arbitration will be governed by the Arbitration Law of the State of Colorado, and, when not in conflict with that law, by the general procedures in the Commercial Arbitration Rules of the American Arbitration Association.

     (e) The arbitrators will not have power to add to, modify, detract from, or alter in any way the provisions of this lease or any amendments or supplements to this lease. The written decision of at least two arbitrators will be conclusive and binding upon landlord and tenant. No arbitrator is authorized to make an award of punitive or exemplary damages.

     (f) Landlord and tenant will each pay for the services of its appointees, attorneys, and witnesses, plus one-half (1/2) of all other proper costs relating to the arbitration.

     (g) The decision of the arbitrators will be final and non-appealable, and may be enforced according to the laws of the State of Colorado.

                                24. MISCELLANEOUS

     (a) Recordation. Tenant's recordation of this lease or any memorandum or short form of it will be void and a default under this lease.

     (b) Holding Over. If tenant remains in possession of the premises after the end of this lease, tenant will occupy the premises as a tenant from month to month, subject to all conditions, provisions, and obligations of this lease in effect on the last day of the term.

     (c) Estoppel Certificates. Within no more than fifteen (15) days after written request by landlord, tenant will execute, acknowledge, and deliver to landlord a certificate stating:

          (1) that this lease is unmodified and in full force and effect, or, if the lease is modified, the way in which it is modified accompanied by a copy of the modification agreement;

          (2) the date to which rental and other sums payable under this lease have been paid;

          (3) that no notice has been received by tenant of any default which has not been cured, or, if the default has not been cured, what tenant intends to do in order to effect the cure, and when it will do so;

          (4) that tenant has accepted and occupied the premises;

          (5) that tenant has no claim or offset against landlord, or, if it does, stating the date of the assignment and assignee (if known to tenant); and

          (6) other matters as may be reasonably requested by landlord.

Any certificate may be relied upon by any prospective purchaser of the premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the premises. If landlord submits a completed certificate to tenant, and if tenant fails to object to its contents within ten (10) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct. Furthermore, tenant irrevocably appoints landlord as tenant's attorney-in-fact to execute and deliver on tenant's behalf any completed certificate to which tenant does not object within ten (10) days after its receipt.

     (d) No Waiver. No waiver of any condition or agreement in this lease by either landlord or tenant will imply or constitute a further waiver by such party of the same or any other condition or agreement. No act or thing done by landlord or landlord's agents during the term of this lease will be deemed an acceptance of a surrender of the premises, and no agreement to accept the surrender will be valid unless in writing signed by landlord. The delivery of tenant's keys to any employee or agent of landlord will not constitute a termination of this lease unless landlord has entered into a written agreement to that effect. No payment by tenant, or receipt from landlord, of a lesser amount than the rent or other charges stipulated in this lease will be deemed to be anything other than a payment on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent will be deemed an accord and satisfaction. Landlord will accept the check for payment without prejudice to landlord's right to recover the balance of the rent or to pursue any other remedy available to landlord. If this lease is assigned, or if the premises or any part of the premises are sublet or occupied by anyone other than tenant, landlord may collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent reserved in this lease. No collection will be deemed a waiver of the covenant in this lease against assignment and subletting; the acceptance of the assignee, subtenant, or occupant as tenant; or a release of tenant from the complete performance by tenant of its covenants in this lease.

     (e) Authority. If tenant signs this lease as a corporation, each of the persons executing this lease on behalf of tenant warrants to landlord that tenant is a duly authorized and existing corporation, that tenant is qualified to do business in the state in which the premises are located, that tenant has full right and authority, to enter into this lease, and that each and every person signing on behalf of tenant is authorized to do so. Upon landlord's request, tenant will provide evidence satisfactory to landlord confirming these representations.

     (f) Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this lease will be written and will be deemed to have been given (1) when personally delivered, (2) when served pursuant to the Federal Rules of Civil Procedure, or (3) on the third day after it is deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to:

                           Landlord:  Justus Realty Limited Partnership
                                      13111 East Briarwood Avenue
                                      Englewood, CO 80112

                           Tenant: Accelerated Bureau of Collections, Inc. 5295 DTC Parkway
                                      Englewood, CO 80111

Either landlord or tenant may change its address or addressee for purposes of this paragraph by giving ten (10) days' prior notice according to this paragraph. Any notice from landlord to tenant will be deemed to have been given if delivered to the premises, addressed to tenant, whether or not tenant has vacated or abandoned the premises.

     (g) Attorneys' Fees. If landlord and tenant litigate any provision of this lease or the subject matter of this lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigation at trial and on any appeal. If, without fault, either landlord or tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with the litigation.

     (h) Waiver of Jury Trial. Landlord and tenant waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on all matters arising out of this lease or the use and occupancy of the premises (except claims for personal injury or property damage). If landlord commences any summary proceeding for nonpayment of rent, tenant will not
interpose  (and  waives  the  right  to  interpose)  any   counterclaim  in  any
proceeding.

     (i) Restrictions. Tenant shall be subject to any restrictive covenants running with the premises and to any covenants contained in the Master Development Plan for the Denver Technological Center.

     (j) Binding Effect. This lease will inure to the benefit of, and will be binding upon, landlord's successors and assigns. This lease will inure to the benefit of, and will be binding upon, the tenant's successors and assigns so long as the succession or assignment is permitted by paragraph 10.

     Landlord and tenant have executed this lease as of the first date in this lease.

                             LANDLORD:

                             JUSTUS REALTY LIMITED PARTNERSHIP

                             By: Justus Real Property Management, Inc., its sole general partner
ATTEST:

                             By:_______________________________________________
                                ____________________________, President


                             TENANT:

                             ACCELERATED BUREAU OF COLLECTIONS, INC.
ATTEST:


                             By:_______________________________________________


STATE OF COLORADO          )
                           )        ss.
COUNTY OF ARAPAHOE         )

     The foregoing  instrument  was  acknowledged  before me on May 30, 1997, by
__________________,   as   ________________  of   _________________________,   a
______________________.

     Witness my hand and official seal.


                             ---------------------------------------
                             Notary Public

     My commission expires:________________________________



STATE OF COLORADO          )
                           )        ss.
COUNTY OF ARAPAHOE         )

     The foregoing  instrument  was  acknowledged  before me on May 30, 1997, by
__________________,   as   ________________  of   _________________________,   a
______________________.

     Witness my hand and official seal.


                             ---------------------------------------
                             Notary Public

     My commission expires:________________________________

                                    EXHIBIT A
                                    TO LEASE


                          LEGAL DESCRIPTION OF PREMISES


                              [INSERT DESCRIPTION]